UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

RAFAEL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	82-2296593
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

520 Broad Street, Newark, NJ 07102

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Warrants to purchase shares of Class B common stock, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-282558

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

For a description of the Warrants of the Registrant to be registered hereunder, reference is made to the information provided in the section entitled “Description of Rafael Capital Stock” in the Pre-Effective Amendment No. 4 to the Registration Statement on Form S-4 filed by the Registrant with the Securities and Exchange Commission on February 11, 2025 (File No. 333-282558), including any subsequent amendments thereto (the “Registration Statement”). Such description in such registration statement is deemed to be incorporated herein by reference.

Item 2. Exhibits.

The following exhibits to this registration statement have been filed as exhibits to the Registration Statement and are hereby incorporated by reference herein

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Rafael Holdings, Inc.
3.2	Third Amended and Restated By-Laws of Rafael Holdings, Inc.
10.5	Form of Rafael Public Warrant Agreement

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

RAFAEL HOLDINGS, INC.

Date: March 17, 2025	By:	/s/ William Conkling
William Conkling
Chief Executive Officer

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